Exhibit 99.1

ELECTRONIC ARTS REPORTS Q4 FY15 AND

FULL YEAR FY15 FINANCIAL RESULTS

Record Fiscal Year Net Revenue, Digital Net Revenue and Operating Cash Flow
Q4 and Full Year Net Revenue, Operating Cash Flow and EPS Exceed Guidance
Announcing New $1 Billion Share Repurchase Plan

REDWOOD CITY, CA - May 5, 2015 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its fourth fiscal quarter ended March 31, 2015.

“With a clear focus on putting our players first, FY15 was an exceptional year for Electronic Arts. We introduced award-winning games, delivered enduring entertainment in our live services, and forged deeper relationships with a growing global audience across consoles, mobile devices and PC,” said Chief Executive Officer Andrew Wilson. “EA continues to sharpen our focus and speed, and in the year ahead we will engage more players on more platforms with new experiences like Star Wars Battlefront, FIFA 16, Minions Paradise and more.”

“Two years ago, we discussed a three-year plan to double non-GAAP operating margins to 20%,” said Chief Financial Officer Blake Jorgensen. “Today, I’m happy to announce that we exceeded our goal a full year ahead of schedule. Looking forward, we anticipate continued earnings growth driven by our strong portfolio, investment in new IP, the market shift to digital, and on-going cost discipline.”

News and ongoing updates regarding EA and our games are available on EA’s blog at www.ea.com/news.

Selected Operating Highlights and Metrics:

•
For fiscal year 2015 EA was the #1 publisher on PlayStation®4 and Xbox One consoles in the world, driven by the success of Battlefield™Hardline, Dragon Age™: Inquisition, FIFA 15, NHL®15, Madden NFL 15, Battlefield 4™ and FIFA 14.

•	More than 30 million game sessions of Battlefield Hardline were played in Q4.

•	Nearly 200 million hours of Dragon Age: Inquisition have been played life-to-date.

•	The Simpsons™: Tapped Out averaged more than 16 million monthly players throughout FY15.

•	Monthly active users for EA’s mobile titles averaged more than 165 million in Q4.

•	Players can live out their Star Wars fantasies when Star Wars™Battlefront™ launches beginning on November 17, 2015 on PlayStation 4, Xbox One and on Origin™ for PC.

Selected Financial Highlights:
*On a non-GAAP basis

•	For the quarter, net revenue* of $896 million was above our guidance of $830 million. Diluted earnings per share* of $0.39 was above our guidance of $0.22.

•
For fiscal year 2015, EA had net revenue* of $4.319 billion of which a record $2.230 billion was digital*, net income* of $806 million and operating cash flow of $1.067 billion, a record for any fiscal year.

•
EA provided fiscal 2016 net revenue* guidance of $4.400 billion and diluted EPS* guidance of $2.75 per share. Net revenue* guidance assumes a negative $250 million impact due to the year over year change in foreign exchange rates.

•	EA repurchased 1.8 million shares in Q4 for $95 million.

•	Mobile revenue* set a new EA record, contributing $524 million for the fiscal year.

(in millions of $, except per share amounts)	Quarter Ended 3/31/15	Quarter Ended 3/31/14
GAAP Digital Net Revenue	$614	$491
GAAP Packaged Goods and Other Net Revenue	571	632
GAAP Total Net Revenue	$1,185	$1,123

Non-GAAP Digital Net Revenue	$602	$550
Non-GAAP Packaged Goods and Other Net Revenue	294	364
Non-GAAP Total Net Revenue	$896	$914

GAAP Net Income	$395	$367
Non-GAAP Net Income	125	152
GAAP Diluted Earnings Per Share	1.19	1.15
Non-GAAP Diluted Earnings Per Share	0.39	0.48

Operating Cash Flow	$198	$281

Fiscal Year Financial Highlights:

(in millions of $)	TTM Ended 3/31/15	TTM Ended 3/31/14
GAAP Net Revenue	$4,515	$3,575
GAAP Net Income	875	8
Non-GAAP Net Revenue	4,319	4,021
Non-GAAP Net Income	806	534

Operating Cash Flow	$1,067	$712

Stock Repurchase Program

EA has announced that its Board of Directors has authorized a new program to repurchase up to $1 billion of EA’s common stock. This new stock repurchase program, which expires on May 31, 2017, supersedes and replaces the existing stock repurchase authorization approved by a special committee of EA’s Board of Directors in May 2014.

Under the program, EA may purchase stock in the open market or through privately negotiated transactions in accordance with applicable securities laws, including pursuant to pre-arranged stock trading plans. The timing and actual amount of the stock repurchases will depend on several factors including price, capital availability, regulatory requirements, alternative investment opportunities and other market conditions. EA is not obligated to repurchase any specific number of shares under the program and the repurchase program may be modified, suspended or discontinued at any time.

Business Outlook as of May 5, 2015

The following forward-looking statements, as well as those made above, reflect expectations as of May 5, 2015. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2016 Expectations - Ending March 31, 2016

•	GAAP net revenue is expected to be approximately $4.250 billion.

•	Non-GAAP net revenue is expected to be approximately $4.400 billion.

•	GAAP diluted earnings per share is expected to be approximately $1.90.

•	Non-GAAP diluted earnings per share is expected to be approximately $2.75.

•
The Company estimates a share count of 340 million for purposes of calculating fiscal year 2016 GAAP diluted earnings per share and 331 million for purposes of calculating fiscal year 2016 non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Change in deferred net revenue (online-enabled games)	$150
Income tax adjustments	(147)
Amortization of debt discount	24
Acquisition-related expenses	56
Stock-based compensation	180
Expected Impact on Non-GAAP Net Income (net)	$263

First Quarter Fiscal Year 2016 Expectations - Ending June 30, 2015

•	GAAP net revenue is expected to be approximately $1.140 billion.

•	Non-GAAP net revenue is expected to be approximately $640 million.

•	GAAP diluted earnings per share is expected to be approximately $1.14.

•	Non-GAAP diluted earnings per share is expected to be approximately $0.00.

•
The Company estimates a share count of 337 million for purposes of calculating first quarter fiscal year 2016 GAAP diluted earnings per share, and 328 million for non-GAAP diluted earnings per share and 312 million for non-GAAP loss per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the impact of the following items (estimate in millions) from expected GAAP net income:

Change in deferred net revenue (online-enabled games)	$(500)
Income tax adjustments	50
Amortization of debt discount	6
Acquisition-related expenses	14
Stock-based compensation	45
Expected Impact on Non-GAAP Net Income (net)	$(385)

Conference Call and Supporting Documents

Electronic Arts will host a conference call on May 5, 2015 at 2:00 pm PT (5:00 pm ET) to review its results for the fourth quarter ended March 31, 2015 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-469-0955 (domestic) or 312-470-7475 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until May 19, 2015 at 888-566-0094 (domestic) or 203-369-3399 (international). An audio webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items (other than Shares from Convertible Bond Hedge, which are included), as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Income tax adjustments

▪	Loss on licensed intellectual property commitment (COGS)

▪	Restructuring charges

▪	Shares from Convertible Bond Hedge

▪	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’ management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied, and from April 1, 2013 until March 31, 2015, a 25 percent tax rate was applied to its non-GAAP financial results. Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2016, the Company will apply a tax rate of 22 percent to its non-GAAP financial results.

Loss on Licensed Intellectual Property Commitment. During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.

When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2016 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014.

These forward-looking statements are current as of May 5, 2015. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Annual Report on Form 10-K for the fiscal year ended March 31, 2015.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended March 31, 2015.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2015, EA posted GAAP net revenue of $4.5 billion. Headquartered in Redwood City,

California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

EA SPORTS, Battlefield 4, Battlefield, The Sims, Dragon Age, Origin and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. STAR WARS © & TM 2015 Lucasfilm Ltd. Minions Paradise is a trademark and copyright of Universal City Studios LLC.  Licensed by Universal Studios Licensing LLC.  The Simpsons TM & © 2012 Twentieth Century Fox Film Corporation. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc. For additional information, please contact:

For additional information, please contact:

Chris Evenden	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-0255	650-628-3601
cevenden@ea.com	jreseburg@ea.com

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended March 31,			Twelve Months Ended March 31,
	2015	2014		2015	2014
Net revenue
Product	$669	$756		$2,568	$2,134
Service and other	516	367		1,947	1,441
Total net revenue	1,185	1,123		4,515	3,575
Cost of revenue
Product	129	123		1,028	1,032
Service and other	105	100	296	401	315
Total cost of revenue	234	223		1,429	1,347
Gross profit	951	900		3,086	2,228
Operating expenses:
Research and development	285	289		1,094	1,125
Marketing and sales	165	155		647	680
General and administrative	99	105		386	410
Acquisition-related contingent consideration	(1)	2		(3)	(35)
Amortization of intangibles	3	4		14	16
Restructuring and other	—	1		—	(1)
Total operating expenses	551	556		2,138	2,195
Operating income	400	344		948	33
Interest and other income (expense), net	(3)	(7)		(23)	(26)
Income before provision for (benefit from) income taxes	397	337		925	7
Provision for (benefit from) income taxes	2	(30)		50	(1)
Net income	$395	$367		$875	$8
Earnings per share
Basic	$1.27	$1.18		$2.81	$0.03
Diluted	$1.19	$1.15		$2.69	$0.03
Number of shares used in computation
Basic	310	310		311	308
Diluted	332	319		325	316

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income and number of diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and number of non-GAAP diluted shares.

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
Net revenue
GAAP net revenue	$1,185	$1,123	$4,515	$3,575
Change in deferred net revenue (online-enabled games)	(289)	(209)	(196)	446
Non-GAAP net revenue	$896	$914	$4,319	$4,021
Gross profit
GAAP gross profit	$951	$900	$3,086	$2,228
Acquisition-related expenses	14	15	52	60
Change in deferred net revenue (online-enabled games)	(289)	(209)	(196)	446
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
Stock-based compensation	—	1	2	2
Non-GAAP gross profit	$676	$707	$3,066	$2,736
Operating income
GAAP operating income	$400	$344	$948	$33
Acquisition-related expenses	16	21	63	41
Change in deferred net revenue (online-enabled games)	(289)	(209)	(196)	446
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	8	(5)	48
Restructuring and other	—	1	—	(1)
Stock-based compensation	36	39	144	150
Non-GAAP operating income	$163	$204	$1,076	$717
Net Income
GAAP net income	$395	$367	$875	$8
Acquisition-related expenses	16	21	63	41
Amortization of debt discount	6	5	22	21
Change in deferred net revenue (online-enabled games)	(289)	(209)	(196)	446
Loss on licensed intellectual property commitment (COGS)	—	—	122	—
College football settlement expenses	—	8	(5)	48
Restructuring and other	—	1	—	(1)
Stock-based compensation	36	39	144	150
Income tax adjustments	(39)	(80)	(219)	(179)
Non-GAAP net income	$125	$152	$806	$534
Non-GAAP earnings per share
Basic	$0.40	$0.49	$2.59	$1.73
Diluted	$0.39	$0.48	$2.51	$1.69
Number of shares
GAAP & Non-GAAP Basic	310	310	311	308
GAAP Diluted	332	319	325	316
Shares from convertible bond hedge	(8)	—	(4)	—
Non-GAAP Diluted	324	319	321	316

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2015	March 31, 2014 [1]
ASSETS
Current assets:
Cash and cash equivalents	$2,068	$1,782
Short-term investments	953	583
Receivables, net of allowances of $140 and $186, respectively	362	327
Inventories	36	56
Deferred income taxes, net	54	74
Other current assets	247	316
Total current assets	3,720	3,138
Property and equipment, net	459	510
Goodwill	1,713	1,723
Acquisition-related intangibles, net	111	177
Deferred income taxes, net	13	28
Other assets	131	140
TOTAL ASSETS	$6,147	$5,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68	$119
Accrued and other current liabilities	794	781
Deferred net revenue (online-enabled games)	1,283	1,490
0.75% convertible senior notes due 2016, net	602	—
Total current liabilities	2,747	2,390
0.75% convertible senior notes due 2016, net	—	580
Income tax obligations	70	189
Deferred income taxes, net	80	18
Other liabilities	183	117
Total liabilities	3,080	3,294
0.75% convertible senior notes due 2016, net	31	—

Common stock	3	3
Paid-in capital	2,127	2,353
Retained earnings	904	29
Accumulated other comprehensive income	2	37
Total stockholders’ equity	3,036	2,422
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,147	$5,716

1 Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2015	2014	2015	2014
OPERATING ACTIVITIES
Net income	$395	$367	$875	$8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	55	57	220	227
Stock-based compensation	36	39	144	150
Acquisition-related contingent consideration	(1)	2	(3)	(35)
Net loss on investment	—	1	—	2
Change in assets and liabilities:
Receivables, net	122	198	(54)	(12)
Inventories	3	(1)	19	(13)
Other assets	(50)	(73)	87	(56)
Accounts payable	(17)	(31)	(46)	(18)
Accrued and other liabilities	(37)	(78)	31	(3)
Deferred income taxes, net	(8)	9	1	16
Deferred net revenue (online-enabled games)	(300)	(209)	(207)	446
Net cash provided by operating activities	198	281	1,067	712
INVESTING ACTIVITIES
Capital expenditures	(32)	(16)	(95)	(97)
Proceeds from maturities and sales of short-term investments	207	70	727	401
Purchase of short-term investments	(385)	(330)	(1,102)	(600)
Acquisition of subsidiaries, net of cash acquired	—	—	—	(5)
Net cash used in investing activities	(210)	(276)	(470)	(301)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	29	26	60	77
Excess tax benefit from stock-based compensation	6	13	22	13
Repurchase and retirement of common stock	(95)	—	(337)	—
Acquisition-related contingent consideration payment	—	—	—	(1)
Net cash provided by (used in) financing activities	(60)	39	(255)	89
Effect of foreign exchange on cash and cash equivalents	(26)	(8)	(56)	(10)
Increase (decrease) in cash and cash equivalents	(98)	36	286	490
Beginning cash and cash equivalents	2,166	1,746	1,782	1,292
Ending cash and cash equivalents	$2,068	$1,782	$2,068	$1,782

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY14	FY15	FY15	FY15	FY15	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	1,123	1,214	990	1,126	1,185	6%
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Non-GAAP net revenue	914	775	1,220	1,428	896	(2%)
Gross profit
GAAP gross profit	900	847	563	725	951	6%
Acquisition-related expenses	15	14	12	12	14
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Loss on licensed intellectual property commitment (COGS)	—	122	—	—	—
Stock-based compensation	1	—	1	1	—
Non-GAAP gross profit	707	544	806	1,040	676	(4%)
GAAP gross profit % (as a % of GAAP net revenue)	80%	70%	57%	64%	80%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	77%	70%	66%	73%	75%
Operating income
GAAP operating income	344	362	24	162	400	16%
Acquisition-related expenses	21	16	15	16	16
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Loss on licensed intellectual property commitment (COGS)	—	122	—	—	—
College football settlement expenses	8	(5)	—	—	—
Restructuring and other	1	—	—	—	—
Stock-based compensation	39	29	40	39	36
Non-GAAP operating income	204	85	309	519	163	(20%)
GAAP operating income % (as a % of GAAP net revenue)	31%	30%	2%	14%	34%
Non-GAAP operating income % (as a % of non-GAAP net revenue)	22%	11%	25%	36%	18%
Net income
GAAP net income	367	335	3	142	395	8%
Acquisition-related expenses	21	16	15	16	16
Amortization of debt discount	5	5	6	5	6
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Loss on licensed intellectual property commitment (COGS)	—	122	—	—	—
College football settlement expenses	8	(5)	—	—	—
Restructuring and other	1	—	—	—	—
Stock-based compensation	39	29	40	39	36
Income tax adjustments	(80)	(2)	(62)	(116)	(39)
Non-GAAP net income	152	61	232	388	125	(18%)
GAAP net income % (as a % of GAAP net revenue)	33%	28%	—	13%	33%
Non-GAAP net income % (as a % of non-GAAP net revenue)	17%	8%	19%	27%	14%
Diluted earnings per share
GAAP earnings per share	1.15	1.04	0.01	0.44	1.19	3%
Non-GAAP earnings per share	0.48	0.19	0.73	1.22	0.39	(19%)
Number of diluted shares used in computation
GAAP	319	322	322	323	332
Non-GAAP	319	321	319	319	324

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY14	FY15	FY15	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	474	522	433	473	528	11%
International	649	692	557	653	657	1%
Total GAAP net revenue	1,123	1,214	990	1,126	1,185	6%
North America	(63)	(201)	51	152	(125)
International	(146)	(238)	179	150	(164)
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
North America	411	321	484	625	403	(2%)
International	503	454	736	803	493	(2%)
Total Non-GAAP net revenue	914	775	1,220	1,428	896	(2%)
North America	42%	43%	44%	42%	45%
International	58%	57%	56%	58%	55%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	45%	41%	40%	44%	45%
International	55%	59%	60%	56%	55%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other[2]	632	678	482	585	571	(10%)
Full game downloads	93	107	83	108	122
Extra content	212	225	212	210	265
Subscriptions, advertising and other	71	81	91	102	92
Mobile[3]	115	123	122	121	135
Total Digital	491	536	508	541	614	25%
Total GAAP net revenue	1,123	1,214	990	1,126	1,185	6%
Packaged goods and other[2]	(268)	(385)	285	150	(277)
Full game downloads	22	(36)	11	32	(8)
Extra content	31	(14)	(59)	104	(18)
Subscriptions, advertising and other	(2)	(1)	—	(2)	(1)
Mobile[3]	8	(3)	(7)	18	15
Total Digital	59	(54)	(55)	152	(12)
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Packaged goods and other[2]	364	293	767	735	294	(19%)
Full game downloads	115	71	94	140	114
Extra content	243	211	153	314	247
Subscriptions, advertising and other	69	80	91	100	91
Mobile[3]	123	120	115	139	150
Total Digital	550	482	453	693	602	9%
Total Non-GAAP net revenue	914	775	1,220	1,428	896	(2%)
Packaged goods and other[2]	56%	56%	49%	52%	48%
Full game downloads	8%	9%	8%	9%	10%
Extra content	19%	19%	21%	19%	22%
Subscriptions, advertising and other	6%	7%	9%	9%	8%

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY14	FY15	FY15	FY15	FY15	Change
Mobile[3]	11%	9%	13%	11%	12%
Total Digital	44%	44%	51%	48%	52%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other[2]	40%	38%	63%	51%	33%
Full game downloads	13%	9%	8%	10%	13%
Extra content	27%	27%	13%	22%	27%
Subscriptions, advertising and other	7%	10%	7%	7%	10%
Mobile[3]	13%	16%	9%	10%	17%
Total Digital	60%	62%	37%	49%	67%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

2 Packaged goods and other includes distribution which was previously presented separately through Q4 FY14.
3 Handheld revenue is included within each respective category of Full game downloads, Extra content and Subscriptions, advertising and other. Handheld revenue was previously grouped with Mobile and presented as Mobile and handheld through Q4 FY14.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY14	FY15	FY15	FY15	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	172	293	317	427	468	172%
Xbox 360, PLAYSTATION 3	562	543	308	306	328	(42%)
Other consoles	5	3	6	9	3	(40%)
Total consoles	739	839	631	742	799	8%
PC / Browser	238	231	208	218	221	(7%)
Mobile	115	123	123	122	136	18%
Other	31	21	28	44	29	(6%)
Total GAAP net revenue	1,123	1,214	990	1,126	1,185	6%
Xbox One, PLAYSTATION 4	133	(95)	117	166	(92)
Xbox 360, PLAYSTATION 3	(316)	(268)	63	106	(164)
Other consoles	(1)	—	(1)	—	(1)
Total consoles	(184)	(363)	179	272	(257)
PC / Browser	(31)	(67)	56	13	(49)
Mobile	7	(3)	(6)	17	16
Other	(1)	(6)	1	—	1
Change in deferred net revenue (online-enabled games)	(209)	(439)	230	302	(289)
Xbox One, PLAYSTATION 4	305	198	434	593	376	23%
Xbox 360, PLAYSTATION 3	246	275	371	412	164	(33%)
Other consoles	4	3	5	9	2	(50%)
Total consoles	555	476	810	1,014	542	(2%)
PC / Browser	207	164	264	231	172	(17%)
Mobile	122	120	117	139	152	25%
Other	30	15	29	44	30	—
Total Non-GAAP net revenue	914	775	1,220	1,428	896	(2%)
Xbox One, PLAYSTATION 4	16%	24%	32%	38%	39%
Xbox 360, PLAYSTATION 3	50%	45%	31%	27%	28%
Other consoles	—	—	1%	1%	—
Total consoles	66%	69%	64%	66%	67%
PC / Browser	21%	19%	21%	19%	19%
Mobile	10%	10%	12%	11%	12%
Other	3%	2%	3%	4%	2%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	34%	26%	36%	41%	42%
Xbox 360, PLAYSTATION 3	27%	35%	30%	29%	18%
Other consoles	—	—	—	1%	—
Total consoles	61%	61%	66%	71%	60%
PC / Browser	23%	21%	22%	16%	19%
Mobile	13%	15%	10%	10%	17%
Other	3%	3%	2%	3%	4%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q4	Q1	Q2	Q3	Q4	YOY %
	FY14	FY15	FY15	FY15	FY15	Change
CASH FLOW DATA
Operating cash flow	281	4	183	682	198	(30%)
Operating cash flow - TTM	712	964	1,153	1,150	1,067	50%
Capital expenditures	16	27	21	15	32	100%
Capital expenditures - TTM	97	95	92	79	95	(2%)
BALANCE SHEET DATA
Cash and cash equivalents	1,782	1,554	1,624	2,166	2,068	16%
Short-term investments	583	762	764	774	953	63%
Cash and cash equivalents, and short-term investments	2,365	2,316	2,388	2,940	3,021	28%
Receivables, net	327	219	829	488	362	11%
Inventories	56	37	67	39	36	(36%)
Deferred net revenue (online-enabled games)
End of the quarter	1,490	1,051	1,281	1,583	1,283	(14%)
Less: Beginning of the quarter	1,699	1,490	1,051	1,281	1,583
Change in deferred net revenue (online-enabled games)[4]	(209)	(439)	230	302	(300)
STOCK-BASED COMPENSATION
Cost of revenue	1	—	1	1	—
Research and development	22	16	23	22	21
Marketing and sales	6	4	6	6	5
General and administrative	10	9	10	10	10
Total stock-based compensation	39	29	40	39	36

4 The difference between the balances of deferred net revenue (online-enabled games) as of March 31, 2015 and December 31, 2014 does not equal the change in deferred net revenue (online-enabled games) in the GAAP to Non-GAAP consolidated statement of operations reconciliation due to the impact of unrecognized gains/losses on cash flow hedges.